                                                                  Exhibit 10.15

                             DATABASE LICENSE AND
                         SUPPLY AND PURCHASE AGREEMENT

  THIS DATABASE LICENSE AND SUPPLY AND PURCHASE AGREEMENT, dated as of January 17, 2000, is made by and between More.com, a Delaware corporation ("More.com"),
                                                                    --------
and Lens Express, Inc., a Florida corporation ("Lens Express").
                                                ------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

  WHEREAS, More.com, among other things, sells and provides information regarding medicines, face and body care products, nutritional supplements and related products on its site located at the URL http://www.more.com on the World Wide Web (the "More.com Site");
                     -------------

  WHEREAS, Lens Express, among other things, sells contact lenses ("Contact
                                                                    -------
Lenses") on its site located at the URL http://www.lensexpress.com on the World
------
Wide Web (the "Lens Express Site"), and has compiled an electronic
               -----------------
product/pricing database containing information pertaining to a variety of brands and types of Contact Lenses (the "Lens Express Database"); and
                                         ---------------------

  WHEREAS, More.com wishes to offer Contact Lenses for sale on the More.com Site, and Lens Express wishes to make available to More.com the Lens Express Database and certain order processing, fulfillment, shipping and customer service functions, such that that More.com users may search for and purchase Contact Lenses on and through the More.com Site, all in accordance with the terms and conditions of this Agreement.

  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

  1.      Grant of Rights.  During the Term (as defined below), Lens Express
          ---------------
hereby grants to More.com the worldwide, non-exclusive right and license to use all or any portion of the Lens Express Database on or in connection with the More.com Site, solely in accordance with the terms and conditions of this Agreement. Such right shall be limited to making the Lens Express Database available to users of the More.com Site ("More.com Users") as necessary to allow
                                          --------------
them to determine the availability of and to purchase Contact Lenses as contemplated hereunder, and to using the Lens Express Database, in whole or in
part, in ways which effectuate the terms and conditions of this Agreement.   The
license granted hereunder includes a license under any and all intellectual property rights that Lens Express may presently have or may acquire in the future with respect to the Lens Express Database.

  2.      Roles and Responsibilities; Cooperation
          ---------------------------------------

          a. The parties agree that the intent of this Agreement is to make all Contact Lenses offered for sale on the Lens Express Database available to More.com Users on a continuous basis (subject to limited downtime as described in Section 9(a)(vii)) in a seamless manner which does not alter the look, feel or functionality of the More.com Site and to allow More.com Users who search the More.com Site for Contact Lenses to be provided results from the Lens Express Database. The More.com Site shall be the host site, and the participation of Lens Express shall be invisible to the More.com Users except to the extent determined by More.com. The customer experience of such More.com Users utilizing the Lens Express Database shall be branded as "More.com," including, without limitation, the more.com Contact Lens Department, the transaction shopping cart, the customer's credit card invoice, customer service, invoices and packaging. Notwithstanding the foregoing, More.com at any time may agree, in its sole discretion, to co-brand the customer experience of such More.com Users (e.g., through a banner stating "More.com powered by Lens
                ----
Express" or similar means), provided that More.com shall have no obligation to do so.

          b. Lens Express shall provide at no charge customized template pages for use by More.com and More.com Users with respect to inquiries and orders, order processing, order status, product descriptions and any other pages reasonably deemed necessary by More.com from the existing Lens Express Site. Lens Express shall be solely responsible for prescription verification and prescription file maintenance with respect to More.com Users purchasing Contact Lenses via the Lens Express Database. In addition, Lens Express shall provide and maintain the Lens Express Database and provide services with respect to fulfillment, shipping, customer service and other matters as set forth herein.

          c. More.com and Lens Express agree to work together in good faith, and to devote such resources as may reasonably be required, to implement the terms of this Agreement. The parties agree to exchange all necessary technological information (subject to appropriate restrictions on use and disclosure by the recipient) in order to carry out the intent of this Agreement.

     3.   Orders; Fulfillment and Shipping.
          --------------------------------

          a. If a More.com User purchases Contact Lenses through the Lens Express Database (a "Contact Lens Order") through the More.com Site (each such
                     ------------------
purchaser, a "Purchaser"), More.com shall, as promptly as is technically
              ---------
feasible, [**], notify Lens Express of such Contact Lens Order. Following such notification, Lens Express shall, as promptly as is technically feasible, notify More.com if such Contact Lens Order is not available for purchase. If such Contact Lens Order is available for purchase, then Lens Express shall, as promptly as is technically feasible and commercially reasonable, cause such Contact Lens Order to be shipped, as directed by More.com, either: (i) directly to the Purchaser at the address specified by More.com in such notification; or
(ii) to the More.com distribution center. More.com and Lens Express hereby agree to the standards for quality control, which will at a minimum dictate that Lens Express cannot fulfill with contracts that are labeled as samples or "not for resale" of all services and timeliness of order fulfillment set forth on
Schedule 3(a), which is attached hereto and made a part hereof.
-------------

          b. Lens Express shall be responsible for the shipment of, and shall cause to be shipped, each Contact Lens Order purchased by a Purchaser pursuant to the terms of this Agreement, regardless of whether or not such Contact Lens Order is filled by Lens Express from inventory or available to Lens Express from a third party. Lens Express shall provide shipping

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

of Contact Lens Orders by Priority Mail at no charge to More.com or the Purchaser. Upon request by a Purchaser, Lens Express shall provide overnight shipping by Federal Express at Lens Express' best negotiated rate with Federal Express.

          c. With respect to the supply of Contact Lenses for fulfillment of Contact Lens Orders, Lens Express shall treat More.com no less favorably than it treats any other third party. To the extent that Lens Express has any shipping backlog or is suffering any delays with respect to shipping Contact Lenses, Lens Express shall use its commercially reasonable efforts so that Contact Lens Orders to be shipped pursuant to this Agreement shall have shipping priority at least equal to other Lens Express Contact Lens shipments.

          d. Lens Express shall comply with all reasonable More.com invoicing requirements which do not materially increase Lens Express' handling costs.
Fees to be charged by Lens Express as a result of More.com requirements which materially increase Lens Express' handling costs shall be mutually agreed on by the parties. Shipments of Contact Lens Orders directly to a Purchaser shall be shipped in Standard USPS priority mail packaging provided to Lens Express by the USPS. The package may include up to three (3) package inserts (not to exceed one ounce in weight), that will be provided by More.com at its cost, but will not contain any materials promoting or referencing Lens Express.

          e. Other than with respect to More.com invoicing requirements Lens Express may not, pursuant to this Agreement, use the More.com name, or any More.com logos, trade names or trademarks, without the prior written consent of More.com. During the Term, Lens Express hereby grants to More.com the worldwide, non-exclusive right and license to use, subject to the prior written consent of Lens Express, which consent shall not be unreasonably withheld, the Lens Express name and Lens Express logos and trademarks as provided by Lens Express to More.com for use on the More.com site. Other than as provided in this Section 3(e), More.com may not use the Lens Express name, or any Lens Express logos, trade names or trademarks, without the prior written consent of Lens Express.

          f. [**] Purchasers located in the United States shall, to the extent such orders are sourced by Lens Express within the United States, have their Contact Lens Orders picked, packed and ready to be shipped, by whichever of the shipping options offered by More.com chosen, at the docking station within 24 hours of the corresponding order confirmation and/or prescription verification whichever occurs later. [**]

     4.   Pricing and Payment Terms.
          -------------------------

          a. More.com shall be responsible for the credit card billing and collections with respect to Contact Lens Orders. Each Purchaser shall pay More.com, in accordance with the pricing and payment terms set forth on the More.com Site, for each Contact Lens Order purchased by them.

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

          b.  [**]

          c. Lens Express shall invoice More.com [**], or at such other times as mutually agreed upon by the parties, for each shipped Contact Lens Order, including amounts, if any, to be reimbursed for shipping, and More.com shall pay such invoices [**] by More.com. Lens Express shall provide More.com with electronic files for billing and payment coordination. [**]

          d. [**] following the date that an Contact Lens Order was shipped by Lens Express pursuant to the terms of this Agreement, More.com may notify Lens Express that it shall be returning such Contact Lens Order to Lens Express. Upon such notification, Lens Express shall credit More.com's account in an amount equal to the price paid by More.com for such Contact Lens Order. More.com may wait a reasonable amount of time to physically return any returned Contact Lens Order to Lens Express so that it can ship returns back to Lens Express in bulk. More.com shall pay all shipping costs for returning such returned Contact Lenses to Lens Express. Additionally, any significant customer returns that are the result of a mispick on Lens Express's part will be credited, along with Lens Express covering the full cycle of shipping costs that such a return and reshipment necessitates.

          e. After the first year of the Term, the parties shall assess actual sales and cost data and shall commence good faith negotiations regarding pricing
based on such actual data.   If at such time the parties are unable to reach
mutually agreeable terms regarding pricing, then this Agreement shall continue with its current pricing terms.

          f.  [**]

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

     5.   Customer Service; Reporting.
          ---------------------------

          a. All customer service calls from More.com Users and Purchasers shall go directly to More.com customer service agents. Such More.com customer service agents shall answer questions regarding navigation of the More.com Site and the pre-delivery status of Contact Lens Orders. Questions that refer to specific product information regarding Contact Lenses or that require the specific expertise of Lens Express with respect thereto shall be forwarded to Lens Express' customer service agents. Lens Express and More.com agree to jointly create customer service scripts and escalation criteria to ensure a high level of service while taking advantage of More.com's existing customer service capacity and making best efforts to use More.com's software at More.com's expense.

          b. No less than once per day, Lens Express shall provide reports, in form and substance and by means reasonably acceptable to More.com, with respect to the status of orders, shipment, delivery, and returns.

     6.   Maintaining and Updating the Lens Express Database.
          --------------------------------------------------

          a. Lens Express shall have the sole responsibility for maintaining and updating the Lens Express Database. Lens Express shall update the Lens Express Database as promptly as is technically feasible and commercially reasonable.

          b. Contact Lens listings in the Lens Express Database shall include condition abbreviations and identity SKUs in all cases using ISBN, LoC or other identifiers, to be mutually agreed upon. In addition the Lens Express Database shall permit confirmation of availability of each Contact Lens Order.

     7.   Non-Exclusive Arrangement; Future Arrangements.
          ----------------------------------------------

          a. The provision of services to More.com by Lens Express pursuant to the terms and conditions of this Agreement is non-exclusive. Lens Express may enter into similar arrangements with other parties. Pursuant to the binding LOI by and between More.com and Lens Express dated December 8, 1999 (made a part hereof by reference), More.com agrees to integrate back-end systems only with Lens Express in the contact space and More.com agrees that it will send all orders for contact lenses to Lens Express for fulfillment. Within the confines and limitations of the foregoing More.com may incorporate any other database (including any database developed by More.com or any of its affiliates) into the More.com Site for the sale of contact lenses.

     8.   Policies and Customer Information.  All More.com Users, including
          ---------------------------------
Purchasers, shall be deemed to be customers of More.com. Accordingly, all More.com rules, policies and operating procedures concerning customer orders, customer service and product sales shall apply to More.com Users and Purchasers. More.com may change its policies and operating procedures at any time. More.com shall determine the prices to be charged for products, including Contact Lenses, and/or other merchandise sold in accordance with its own pricing policies. Prices and availability may vary from time to time. More.com shall use commercially reasonable efforts to present accurate information, but More.com cannot guarantee the availability or price of any particular item. The parties hereto hereby agree that title to any information collected by More.com with respect to More.com Users and Purchasers, including the names, addresses, and e-mail addresses thereof, shall be owned by More.com, and More.com shall have the sole and exclusive right to send re-order reminders and other marketing materials to such More.com Users and Purchasers. More.com shall have no obligation to share such information with Lens Express; provided, however, that Lens Express shall have the right to receive such information about Purchasers as is needed to satisfactorily complete its duties hereunder, but provided further that Lens Express shall hold and use such information only as necessary to perform its obligations of this Agreement and will under no circumstances share this information with any third parties.


     9.   Representations and Warranties.
          ------------------------------

          a. Lens Express hereby represents and warrants to More.com as follows:

              i. This Agreement has been duly and validly executed and delivered by Lens Express and constitutes the legal, valid and binding obligation of Lens Express, enforceable against Lens Express in accordance with its terms.

              ii. Lens Express is duly incorporated, validly existing and in good standing under the laws of the State of Florida, and has full corporate power and authority to execute, deliver and perform this Agreement.

              iii. The execution, delivery and performance by Lens Express of this Agreement and the consummation by it of the transactions contemplated hereby shall not, with or without the giving of notice, the lapse of time or both, conflict with or violate (A) any provision of law, rule or regulation to which Lens Express is subject, (B) any order, judgment or decree applicable to Lens Express or binding upon its assets or properties, (C) any provision of the by-laws or certificate of incorporation of Lens Express or (D) any agreement or other instrument applicable to Lens Express or binding upon its assets or properties.

               iv. To the best of its knowledge, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by Lens Express in connection with the execution, delivery and performance of this Agreement or the taking by Lens Express of any other action contemplated hereby.

               v. There is no pending or, to the best knowledge of Lens Express, threatened claim, action or proceeding against Lens Express, or any affiliate thereof, with respect to the execution, delivery or consummation of this Agreement and, to the best knowledge of Lens Express, there is no basis for any such claim, action or proceeding.

               vi. It is the sole and exclusive owner of the Lens Express Database and/or has the right to license the Lens Express Database to More.com in accordance with, and in the manner contemplated by, the terms and conditions of this Agreement; the license granted by Lens Express to More.com hereby does not and shall not breach, conflict with or constitute a default under any agreement or other instrument applicable to Lens Express or binding upon its assets or properties; and the Lens Express Database does not and shall not infringe upon any rights, including any trademark, trade name, service mark, copyright or other personal or proprietary right, of any other person or entity.

        vii. It shall make the most current operating version of the Lens Express Database available to More.com in accordance with the terms and conditions of this Agreement on a continuous basis; provided, that the parties shall mutually agree upon limited scheduled downtime of the Lens Express Database for maintenance, which downtime shall be scheduled only during More.com's lowest usage times.

        viii. To the best of its knowledge, the information included in the Lens Express Database is accurate in all material respects.

        ix. There is no material contained in the Lens Express Database that is libelous or violative of the right of privacy or publicity of any person, firm, corporation or other entity, and the utilization of the Lens Express Database by More.com pursuant to and in accordance with this Agreement shall not violate the rights of any person, firm, corporation or other entity.

        x. To the best of its knowledge, the Lens Express Database does not contain any infection, viruses worms, Trojan horses or other code that manifests contaminating or destructive properties.

        xi. It is the sole and exclusive owner of the Lens Express name and the Lens Express logos and trademarks provided or to be provided by Lens Express to More.com for use on the More.com Site in accordance with the terms of Section 3(e) of this Agreement and/or has the right to license such name and logos and trademarks to More.com in accordance with, and in the manner contemplated by, the terms and conditions of this Agreement; such license granted by Lens Express to More.com does not and shall not breach, conflict with or constitute a default under any agreement or other instrument applicable to Lens Express or binding upon its assets or properties; and the use of the Lens Express name and such logos and trademarks by More.com as contemplated by Section 3(e) of this Agreement does not and shall not infringe upon any rights, including any trademark, trade name, service mark, copyright or other personal or proprietary right, of any other person or entity.

     b. More.com hereby represents and warrants to Lens Express as follows:

        i. This Agreement has been duly and validly executed and delivered by More.com and constitutes the legal, valid and binding obligation of More.com, enforceable against More.com in accordance with its terms.

        ii. More.com is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver and perform this Agreement.

          iii. The execution, delivery and performance by More.com of this Agreement and the consummation by it of the transactions contemplated hereby shall not, with or without the giving of notice, the lapse of time or both, conflict with or violate (A) any provision of law, rule or regulation to which More.com is subject, (B) any order, judgment or decree applicable to More.com or binding upon its assets or properties, (C) any provision of the organizational documents of More.com or (D) any agreement or other instrument applicable to More.com or binding upon its assets or properties.

          iv. To the best of its knowledge, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by More.com in connection with the execution, delivery and performance of this Agreement or the taking by More.com of any other action contemplated hereby.

          v. There is no pending or, to the best knowledge of More.com, threatened claim, action or proceeding against More.com, or any affiliate thereof, with respect to the execution, delivery or consummation of this Agreement and, to the best knowledge of More.com, there is no basis for any such claim, action or proceeding.

          vi. It is the sole and exclusive owner of all logos, trademarks and service marks provided or to be provided by More.com to Lens Express to facilitate the performance of Lens Express' obligations under this Agreement and/or has the right to license such name and logos and trademarks to license to Lens Express in accordance with, and in the manner contemplated by, the terms and conditions of this Agreement; and any such license does not and shall not breach, conflict with or constitute a default under any agreement or other instrument applicable to More.com or binding upon its assets or properties; and to the best of its knowledge, the use of any such logos, trademarks and service marks by Lens Express as contemplated by this Agreement does not and shall not infringe upon any rights, including any trademark, trade name, service mark, copyright or other personal or proprietary right, of any other person or entity.

     10.  Term; Termination.
          -----------------

          a.    The term of this Agreement  (the "Term") shall commence on the
                                                  ----
date hereof and shall continue through December __, 2002, unless earlier terminated as provided in clauses (b) and (c) below.

          b. Either party shall have the right to terminate this Agreement by delivery of written notice of termination to the other party hereto in the event such other party materially breaches any representation, warranty, covenant or agreement made by it hereunder or otherwise fails to perform any of its material obligations hereunder and such breach or failure is not cured within thirty (30) days after delivery of such notice; provided, however, that each party shall be entitled to terminate this Agreement effective upon delivery of notice in the event of a breach by the other party of the provisions of Sections 12 and 13 hereof.

          c. If any law prohibits online commerce such as that conducted by More.com, this Agreement shall automatically terminate.

          d. Except as otherwise provided in this Agreement, upon such effective date of termination, each party's rights and obligations hereunder shall terminate; provided, however, that the rights and obligations of the parties hereto under Sections 4d, 8, 9, 10, 12, 13, 14, 15 and 16 hereof shall survive such expiration and termination.

     11.  Audit Rights.  Lens Express shall maintain true and correct books of
          ------------
account containing a record of all information necessary to calculate the price paid by More.com for Lens Express Contact Lenses and corresponding Lens
Express published prices, for the term and for a period of three (3) years following the term. More.com or its independent outside auditors shall be entitled to review, at its cost, during Lens Express' regular business hours and upon not less than ten (10) business days prior notice, such books and records for the purpose of verifying the accuracy of such information and calculations. Any such review shall be made not more than twice in any twelve (12) month period. In the event that in the course of or as a result of any such review More.com or its agent discovers any discrepancy from information previously distributed to More.com, then, such discrepancy shall be remedied and, if such discrepancy resulted in overpayments by More.com during the relevant period in an amount exceeding 5% of the amount actually paid, Lens Express shall bear the cost of such audit.

     12.  Confidentiality.  The existence and terms of this Agreement, and any
          ---------------
other information pursuant to or in connection with this Agreement which would be deemed "Confidential Information" under the Confidentiality Agreement dated September 28, 1999 between More.com and Lens Express (the "NDA Agreement") shall
                                                           -------------
be treated as Confidential Information under the NDA Agreement and shall, during the term of this Agreement and for the three (3) year period following the date of this Agreement, be governed by the confidentiality provisions of the NDA Agreement. Notwithstanding the foregoing, with respect to filing obligations under the securities laws, each party shall, to the extent that it is required to file this Agreement, file this Agreement in redacted form reasonably approved by the other party prior to such filing.

     13.  Publicity.
          ---------

          a. Notwithstanding the provisions of Section 12 hereof, promptly after the execution of this Agreement, More.com shall have the right, but not the obligation, to issue a press release describing the terms of the relationship between the parties that has been established by this Agreement; provided, that Lens Express shall have the right to review such document prior to release.

          b. Subject to Section 12 hereof and clause (a) above, neither party shall (i) create, publish, distribute or permit any written material which makes reference to the other party hereto without first submitting such material to the other party and receiving the prior written consent of such party, which consent shall not be unreasonably withheld or delayed, nor (ii) disclose to the public or any third party (other than such party's attorneys, accountants and prospective investors) the relationship between them or the transactions contemplated by this Agreement without receiving the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.
In furtherance of, and in no way limiting the foregoing, the parties agree to refrain from using each other's names, trademarks or logos on any outside communications, including correspondence to dealers, press releases, advertisements, and marketing materials without the prior written consent of the other party. The parties shall work together to develop pre-approved "talking points" to facilitate consistent messages and responses to dealers and the press inquiring about the Lens Express-More.com relationship

     14.  Indemnification.
          ---------------

          a.  Each party (an "Indemnifying Party") hereby agrees to indemnify
                              ------------------
and hold harmless the other party and its subsidiaries and affiliates, and their respective directors, officers, employees, agents, shareholders, partners, members and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs and expenses (including reasonable attorneys' fees) (any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses (or actions in respect thereof)
                ------
arise out of or are based on any claim that, if true, would constitute a breach of any representation or warranty made by the Indemnifying Party.

          b. Lens Express hereby agrees to indemnify and hold harmless more.com and its subsidiaries and affiliates, and their respective directors, officers, employees, agents, shareholders, partners, members and other owners, from and against any and all Losses insofar as such Losses (or actions in respect thereof) arise out of or are related to any third party claim relating to Contact Lenses and any other products or services supplied by Lens Express, including, but not limited to, any claim (whether based on strict liability, in tort, negligence, breach of express or implied warranty or other legal theory) that personal injury, death or property damage was caused by a defect in design, material or manufacture of any such Contact Lenses, products or services.

     15.  Disclaimers.  More.com makes no representation that the operation of
          -----------
the More.com Site shall be uninterrupted or error free, and More.com shall not be liable in any way for any damages relating to, or the consequences of, any such interruptions or errors. Lens Express makes no representations that the Lens Express Database shall uninterrupted or error free, and Lens Express shall not be liable in any way for any damages relating to, or the consequences of, any such interruptions or errors.

     16.  Miscellaneous.
          -------------

          a. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict of law principles thereof.

          b. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreement, written and oral, with respect thereto. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by both parties.

          c. The failure of either party to exercise any right or remedy provided for herein shall not be deemed a waiver of any right or remedy hereunder.

          d. Any and all notices and other communications to either party hereunder shall be in writing and deemed delivered (i) upon receipt if by hand, overnight courier or telecopy (provided that in the event of a telecopy, concurrently therewith a copy is mailed in accordance with clause (ii) hereof) and (ii) three days after mailing by first class, certified mail, postage prepaid, return receipt requested (1) if to Lens Express to 350 SW 12th Avenue, Deerfield Beach, Florida 33442, attention: Brian O'Neill, telecopier no.: 954-246-2017, and (2) if to More.com to 520 Third Street, Suite 245, San Francisco, CA 94107, attention: Eric Budin, telecopier no.: 415-__________, or to such other address for a party as shall be specified by like notice.

          e. This Agreement does not constitute either party an agent, legal representative, joint venturer, partner or employee of the other for any purpose whatsoever and neither party is in any way authorized to make any contract, agreement, warranty or representation or to create any obligation, express or implied, on behalf of the other party hereto.

          f. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

          g. The section headings used herein are for the convenience of the parties only, are not substantive and shall not be used to interpret or construe any of the provisions contained herein. All references to the term "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"

          h. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and permitted assigns; provided, however, that neither party shall have the right to assign its rights or obligations hereunder to any other person or entity without the prior written consent of the other party; but further provided, that such consent shall not be required for a transfer of this Agreement pursuant to the sale of all or substantially all of such party's business. Notwithstanding the foregoing, this Agreement shall continue in full force and effect following a Change of Control (as defined below). For purposes of this Section, the term "Change of Control" with respect to either party means the occurrence of one or more of the following events: (i) after the date of this Agreement, any person or entity (other than any person or entity who is the beneficial owner of such party's voting securities as of the date of this Agreement) becomes a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) directly or indirectly of securities representing 50% or more of the total number of voting securities of such party; or (ii) persons who constitute such party's board of directors prior to any transaction or series of transactions cease to constitute at least 50% of such party's board of directors as a result of such transaction or series of transactions; or (iii) any merger, consolidation, liquidation or sale of assets involving such party where an unaffiliated third party is the surviving entity of such transaction, or any combination of the foregoing.

     i. Each provision of this Agreement shall be considered severable and if, for any reason, any provision hereof is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by any court or agency having valid jurisdiction, such provision shall be given the maximum permissible effect, and such invalidity or illegality shall not impair the operation or affect the remaining provisions of this Agreement; and the latter shall continue to be given full force and effect and bind the parties hereto and such invalid provisions shall be deemed not to be a part of this Agreement.

     j. Neither party shall be liable for failure to fulfill its obligations hereunder, or for delays in performance, due to causes beyond its reasonable control, including acts of God, acts or omissions of civil or military authority, fires, strikes, floods, epidemics, riots or acts of war.

     k. With respect to each new item or product category added to the Lens Express Database or offered for sale by Lens Express, the parties hereto agree that prior to such addition or offering they shall enter into good faith negotiations regarding the sale of such products or items on the More.com Site.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         LENS EXPRESS, INC.


                         By: /s/ Brian O'Neill
                             Name: Brian O'Neill
                             Title:Executive Vice President

                         MORE.COM

                         By: /s/ Eric Budin
                             Name: Eric Budin
                             Title: Vice President of Corporate Development